EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-43001, 33-49234, 333-27613, 333-31464, 333-31379, 333-61002, 333-95725, and 333-125062 and Form S-3 No. 333-101514) of ESB Financial Corporation of our reports dated March 6, 2008, relating to our audit of the consolidated financial statements and internal control over financial reporting, which appears in the 2007 Annual Report to Shareholders of ESB Financial Corporation, on Form 10-K for the year ended December 31, 2007.

/s/ S.R. Snodgrass, A.C.

Wexford, PA

March 14, 2008